Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report of CBL & Associates Properties, Inc. on Form 10-K for the fiscal year ended December 31, 2007, including one or more amendments to such Form 10-K, which amendments may make such changes as such person deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

Signature	Title	Date

__/s/ Charles B. Lebovitz_____ Charles B. Lebovitz	Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)	February 29, 2008
__/s/ John N. Foy___________ John N. Foy	Vice Chairman of the Board, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 29, 2008
__/s/ Stephen D. Lebovitz_____ Stephen D. Lebovitz	Director, President and Secretary	February 29, 2008

__/s/ Claude M. Ballard______ Claude M. Ballard	Director	February 29, 2008

__/s/ Gary L. Bryenton______ Gary L. Bryenton	Director	February 29, 2008

__/s/ Martin J. Cleary________ Martin J. Cleary	Director	February 29, 2008

__/s/ Leo Fields_____________ Leo Fields	Director	February 29, 2008

__/s/ Matthew S. Dominski____ Matthew S. Dominski	Director	February 29, 2008

__/s/ Winston W. Walker____ Winston W. Walker	Director	February 29, 2008